Exhibit 99.1

DATE: Dec. 11, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Agrees to Invest up to $2.4 Billion in Access Midstream Partners

GP and LP; Expands Williams’ Scale, Basin Diversity, Fee-Based Earnings,

Growth Opportunities; Affirms Guidance for 20% Annual Dividend Growth

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Williams Agrees to Acquire 50% Interest in Access Midstream Partners GP, L.L.C. (Access GP) and Approximately 25% of the Limited Partner Units of Access Midstream Partners, LP (ACMP) for Approximately $2.4 Billion; ACMP to Acquire Most of Chesapeake’s Remaining Gathering & Processing Assets for $2.16 Billion

•	After Closings, Williams and Global Infrastructure Partners (GIP) to Each Own 50% Interests in Access GP, Which Holds Incentive Distribution Rights and Equal Governance Rights

•	Williams and GIP Commit to Invest up to $1.16 Billion in Newly Issued ACMP Limited Partner Units; Will Own Approximately 25% and 43%, Respectively, of the Outstanding ACMP LP Units

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Acquisition Significantly Increases Williams’ Economic Opportunity in 10 Major Unconventional Producing Areas with 8.7 Million Acres Under Long-term Dedications; Bolsters Position in Marcellus and Utica; Adds Basin Diversity via Eagle Ford, Haynesville, Barnett, Permian, Granite Wash, Colony Wash, Mississippi Lime and Niobrara

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Williams Reaffirms Its Previous 20% Annual Dividend-Growth Guidance for 2013-14; Expects Rapidly Growing Distributions from Its ACMP LP and GP Interests, Including IDRs, to Add to Drivers of Continued Strong Dividend Growth

•	Williams Plans Investor Call Today at 6:30 p.m. EST to Discuss Transaction and Business Plans

TULSA, Okla. – Williams (NYSE:WMB) today announced it has agreed to acquire a 50 percent interest in privately held Access GP and approximately 25 percent of the limited partner units of Access Midstream Partners, LP (NYSE: ACMP) for approximately $2.4 billion. ACMP announced plans today to acquire most of Chesapeake Energy Corp.’s (NYSE:CHK) remaining natural gas and crude-oil gathering assets for $2.16 billion.

After closing, Williams and GIP each will own a 50 percent interest in Access GP, which holds a 2 percent general partner interest and incentive distribution rights. Williams and GIP have committed to invest up to $1.16 billion in newly issued ACMP limited partner units and will own approximately 25 percent and 43 percent, respectively, of the outstanding ACMP LP units at the time of the transaction closing (depending on certain capital raising activities of ACMP).

This investment – together with ACMP’s planned acquisition of Chesapeake remaining natural gas and crude-oil gathering assets – significantly expands Williams’ economic opportunities in 10 major shale and unconventional producing areas, including the Marcellus, Utica, Eagle Ford, Haynesville, Barnett, Permian, Granite Wash, Colony Wash, Mississippi Lime and Niobrara.

ACMP is an Oklahoma City-based, growth-oriented midstream natural gas services provider that, following its acquisition of Chesapeake’s remaining gathering business, will have an average throughput of approximately 3.9 billion cubic feet per day and more than 5,800 miles of gathering pipelines and 8.7 million acres under long-term dedication.

Transaction Detail

Williams has agreed to acquire GIP’s Fund I holdings in ACMP. Those holdings include GIP Fund I’s 50 percent interest in Access GP, which owns the 2 percent general partner interest and incentive distribution rights in ACMP, and approximately 34.5 million ACMP subordinated limited partner units for $1.823 billion.

Additionally, Williams and GIP’s Fund II each committed to acquire between approximately $350 million and $580 million (depending on certain capital-raising activities of ACMP) of Class B payment-in-kind (PIK) units, Class C subordinated units and potentially common units directly from ACMP to support ACMP’s acquisition of the Chesapeake assets. The Class B and C units are convertible at the option of the holder or ACMP into common units on the day after the record date for the distribution to common units for the fiscal quarters ending Dec. 31, 2014, and Dec. 31, 2013, respectively.

GIP is an independent private-equity fund with more than $15 billion under management. The New York-based fund invests globally in infrastructure assets. Its investment in ACMP began in 2009.

Upon closing of these transactions, ACMP will continue to be an independent, publicly traded master limited partnership. ACMP will continue as the operator of the assets and maintain its headquarters in Oklahoma City. ACMP will benefit from the continuity of ACMP’s existing, experienced leadership team and employees, including those associated with the assets ACMP is acquiring from Chesapeake.

Following this transaction, Williams and GIP, each 50 percent owners of Access GP, will have equal governance rights; ACMP will be governed by its board of directors in accordance with its governance documents. Williams will have the right, upon closing of the transactions announced today, to appoint certain of its representatives as directors to Access GP’s board of directors.

Post-closing, Williams and GIP will own 25 percent and 43 percent, respectively, of ACMP LP units (depending on certain capital raising activities of ACMP). Williams and GIP Fund II will maintain a right-of-first-offer on the sale of each other’s interests.

Separately, ACMP and Chesapeake are engaged through March 1, 2013, in exclusive negotiations toward a purchase and sale agreement for Chesapeake’s remaining Mid-Continent gathering-and-processing business.

CEO Perspective

“We believe Williams’ investment in Access GP and ACMP is both strategic and value-creating,” said Alan Armstrong, Williams’ chief executive officer. “ACMP is an established, growing master limited partnership with a strong presence in new, attractive basins that significantly diversifies Williams’ portfolio and over the long term will support our strategy and our ability to provide attractive dividend growth.

“We expect Williams investors will enjoy significant value from the rapidly growing cash distributions that Williams will receive from ACMP – both on limited partner and general partner interests with its incentive distribution rights. The characteristics of our investment in ACMP are consistent with our strategy to focus our business on large-scale, market-leading positions and increasing fee-based revenues,” Armstrong said.

“This transaction provides for a strategic investment by Williams in ACMP – two Oklahoma-based companies focused on providing safe, reliable infrastructure services to the natural gas industry – with an attractive, very strong financial sponsor, GIP,” Armstrong said. “We have great confidence in ACMP’s proven management team and our comprehensive due diligence efforts on this transaction substantiate the depth and quality of talent throughout ACMP,” he said.

“With ACMP’s planned acquisition of most of Chesapeake’s remaining midstream business, our investment also provides us with an interest in assets in some of the best acreage positions in prolific and economically durable shale plays,” Armstrong said. “As well, Oklahoma-based Chesapeake leads ACMP’s diverse customer base of U.S. and international integrated majors and large independent producers.”

Support for Northeast-to-Gulf-Coast NGL Pipeline Project in Initial Development

Separately, Chesapeake has affirmed its intention to support Williams’ development of a proposed NGL pipeline that would connect liquids-rich Marcellus and Utica producing areas in the Northeast to large, diverse markets in the Gulf Coast. Williams is developing this project as a large-scale industry solution to support the long-term success of producers in these important shale-producing areas of the Northeast United States.

“Williams is excited to have the opportunity to work with Chesapeake to help optimize and monetize its tremendous acreage position,” Armstrong said.

Transaction Funding, Closing & Financial Guidance

Williams plans to fund the purchase price of its interests in Access GP and ACMP with a combination of equity and debt. In addition, Williams has entered into a backup financing commitment with respect to a $2.5 billion bridge facility with UBS Investment Bank, Barclays and Citigroup that would be available to fund the full cash purchase price for the acquisition.

The transactions are subject to customary closing conditions. Williams expects its acquisition of the Access GP interest and ACMP limited partner units to close prior to the end of this year. As well, Williams and GIP expect ACMP’s acquisition of certain midstream assets from Chesapeake to close prior to the end of the year.

Williams today reaffirmed its guidance for 20 percent annual growth in the dividend it pays shareholders; $1.44 per share in 2013 and $1.75 per share in 2014. The company’s 2012 dividend is $1.20 per share (a 55 percent increase over 2011). Williams expects rapidly growing distributions from its ACMP limited partner and Access GP interests, including incentive distribution rights, to add to drivers of continued strong dividend growth in 2014 and beyond.

For earnings and cash flow per share, Williams expects the transaction will be slightly dilutive in 2013 and accretive beginning in 2014. The company expects to account for its investment in ACMP using the equity method. The company plans to provide a full guidance update in February when it expects to report year-end financial results.

The company expects to maintain its investment-grade credit ratings.

Investor Conference Call

Williams plans a conference call with investors today at 6:30 p.m. EST to discuss the substance of this news release. A presentation and a link to the live webcast of today’s event will be available shortly at www.williams.com. A limited number of phone lines will be available at (877) 810-7934. International callers should dial (706) 902-3248.

Advisors

UBS Investment Bank acted as financial advisor to Williams and Gibson Dunn acted as legal counsel to Williams. Additionally, UBS Investment Bank, Barclays and Citigroup are acting as lead arrangers for the Williams bridge facility.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and NGL production of more than 200,000 barrels per day. Williams owns approximately 70 percent of Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla. For more information, visit www.williams.com, where the company routinely posts important information.

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The reports, filings, and other public announcements of The Williams Companies, Inc. may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “guidance,” “outlook,” “strategy,” “in service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of dividends to Williams stockholders;

•	Seasonality of certain business components; and

•	Natural gas, natural gas liquids, and crude oil prices and demand

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this presentation. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether Williams has sufficient cash to enable it to pay current and expected levels of dividends;

•	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates—and in the case of Williams fluctuation in foreign exchange and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Our ability to operate and control entities that we partially own in a manner beneficial to us;

•	Acts of terrorism, including cyber security threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”)

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ annual report on Form 10-K filed with the SEC on Feb. 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.